EXHIBIT 11.1

NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES
CALCULATION OF PRIMARY EARNINGS PER SHARE
(Amounts in thousands, except per share amounts)

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                                                                         Three Months Ended
                                                                              March 31,
                                                                       ______________________
                                                                         1996         1995
                                                                       ______________________
NET INCOME (LOSS)                                                      $     665    $ (6,157)
                                                                       ======================
COMMON STOCK:
Shares outstanding from beginning of period                               35,137      29,578
Pro rata shares:
   Stock options exercised                                                    24          --
   Assumed exercise of stock options, using treasury stock
     method                                                                1,104          54
                                                                       ______________________
   Weighted average number of shares outstanding                          36,265      29,632
                                                                       ======================
EARNINGS (LOSS) PER SHARE                                              $     .02    $   (.21)
                                                                       ======================


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